UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2016

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive Spring, Texas	77389
(Address of principal executive offices)	(Zip Code)

(832) 796-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of January 6, 2016, Southwestern Energy Company (the “Company”) has accepted the resignation of Steven L. Mueller as Chief Executive Officer (“CEO”) of the Company and appointed William J. Way as CEO.  Mr. Way will continue as President.  He also was elected as a director of the Company as of January 6, 2016.  Mr. Mueller will continue as a non-officer employee of the Company and as a director and non-executive Chairman of the Board of Directors of the Company (the “Board”).

Mr. Way, age 56, was appointed President and Chief Operating Officer of the Company in December 2014. Mr. Way joined the Company in October 2011 as Executive Vice President and Chief Operating Officer.  Prior to joining the Company, he was Senior Vice President, Americas of BG Group plc with responsibility for E&P, Midstream and LNG operations in the United States, Trinidad and Tobago, Chile, Bolivia, Canada and Argentina, as well as BG’s global shipping business. He joined BG Group plc in 2007. Previously, Mr. Way held various senior leadership and technical positions at ConocoPhillips, where he began his career in 1981.  He is a graduate of Texas A&M University with a degree in Industrial Engineering and has an MBA from The Massachusetts Institute of Technology.  He currently serves as a director for several secondary educational organizations.

The selection of Mr. Way was not pursuant to any arrangement or understanding between him and any other person. There is no family relationship between Mr. Way and any director or executive officer of the Company.

The compensation arrangements for Mr. Way as disclosed in the Company’s annual proxy statement filed with the Securities and Exchange Commission on April 6, 2015 remain in effect as of this time, although changes may occur in the future.

The following material terms will apply to Mr. Mueller’s retirement and have been approved by the Board and its Compensation Committee:

•       He will remain as a director and non-executive Chairman of the Board through May 17, 2016, the date scheduled for the next annual meeting of stockholders (the “Retirement Date”).  He also will remain as a non-officer employee of the Company during this period with the same salary and benefits he currently has, with the exception that he will not be eligible for a normal incentive bonus for 2016 but will be eligible for a bonus of up to 100% of his 2016 salary through the Retirement Date.

•       He will not stand for reelection at the 2016 annual meeting or subsequently unless nominated by the Board of Directors.

•       On the Retirement Date, he will resign as a director (if he still is a director) and retire as an employee of the Company, with vesting of all unvested restricted stock and options on the Retirement Date (which will be exercisable until their respective expiration dates, along with other vested and unexercised options) and a lump sum equal to two weeks of his base salary for each full or partial year of service with company (16 weeks, based on Mr. Mueller’s eight years of service), and eligibility for participation in post-retirement benefits available to retirees on the same basis as other retirees.

•       He will continue as an advisor to the Company for one year following the Retirement Date and, during this period, he will be subject to noncompetition and nonsolicitation obligations with certain exceptions.

•       He will remain eligible for payments under performance units for the three-year periods ending in 2016 through 2018 as if he had remained an employee throughout that period, provided that if he has breached his noncompetition and nonsolicitation obligations described above, he will be credited only with the period before the date of that breach.

•       He also will grant a general release and waiver of claims arising out of his employment or retirement from employment.

Section 7 - Regulation FD.

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On January 6, 2016, the Company issued a press release describing the matters in the first paragraph of Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: January 6, 2016	By:	/s/ JOHN C. ALE
	Name:	John C. Ale
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 6, 2016.